United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2003

(Date of earliest event reported)

PHOENIX GOLD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-25866	93-1066325
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

9300 NORTH DECATUR STREET, PORTLAND, OREGON	97203
(Address of principal executive offices)	(Zip code)

(503) 286-9300

(Registrant’s telephone number, including area code)

PHOENIX GOLD INTERNATIONAL, INC.

Form 8-K

December 24, 2003

INDEX

Item 5.	Other Events and Regulation FD Disclosure

Item 7.	Financial Statements and Exhibits

SIGNATURES

INDEX TO EXHIBITS

Item 5.	Other Events and Regulation FD Disclosure.

On December 24, 2003, Phoenix Gold International, Inc. publicly disclosed in a press release the resignation for personal reasons of the Company’s Chairman and Chief Executive Officer and disclosed certain other management changes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is being filed herewith:

	99.1	Press Release, dated December 24, 2003, of Phoenix Gold International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX GOLD INTERNATIONAL, INC.

/s/ Joseph K. O’Brien
Joseph K. O’Brien
Vice President, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: December 30, 2003

INDEX TO EXHIBITS

Exhibit

99.1	Press Release dated December 24, 2003 of Phoenix Gold International, Inc.

Exhibit 99.1

I N T E R N A T I O N A L, I N C.

FOR MORE INFORMATION CONTACT:

Joseph K. O’Brien	Timothy G. Johnson
Chief Financial Officer and Secretary	President and Chief Operating Officer
Phoenix Gold International, Inc.	Phoenix Gold International, Inc.
(503) 978-3306	(503) 978-3330

PHOENIX GOLD CHAIRMAN AND CEO RESIGNS

Portland, OR — December 24, 2003 — Phoenix Gold International, Inc. (OTCBB:PGLD) today announced that one of its co-founders, Keith A. Peterson, would resign as Chairman and Chief Executive Officer of the Company effective December 31, 2003 to pursue personal interests.  Mr. Peterson will continue to be available to Phoenix Gold as a consultant for several years to assist in various strategic matters.  Co-founder Timothy G. Johnson, the Company’s current President and Chief Operating Officer, will replace Mr. Peterson as Chairman and Chief Executive Officer effective January 1, 2004.  Additionally, Roland O. MacBeth, Executive Vice President, has been appointed President effective with these changes.  Mr. MacBeth joined the Company fulltime in October 2003 after consulting with the Company for the past several years.  Mr. MacBeth previously held senior management positions with KLH Audio Systems and Cerwin-Vega, Inc.

“Since formation of the Company in 1991, Keith has been instrumental in the development and management of the Phoenix Gold,” stated Mr. Timothy G. Johnson, President and Chief Operating Officer. “Keith’s leadership and contributions to the Company will be missed.  We wish him the very best in his future endeavors.”

Additionally, Phoenix Gold reported that Rusty Bennett has been promoted to Vice President of Sales and Marketing.  Previously, Mr. Bennett served Phoenix Gold as Senior Director of Sales and Marketing for all brands.  Prior to joining Company in July 2003, he held senior sales and marketing positions at Seiko, Aiwa and Panasonic and has extensive retail experience with Pacific Stereo and Tech HiFi.

Phoenix Gold also announced that Joseph K. O’Brien, a Vice President of the Company, has been promoted to Executive Vice President.  Mr. O’Brien also serves as the Company’s Chief Financial Officer and Secretary.

Phoenix Gold International, Inc. designs, manufactures, markets and sells innovative, high quality, high performance electronics, accessories and speakers for the audio market.  The Company sells its products under the brand names Phoenix Gold, Carver Professional and AudioSource.  The Company’s products are used in car audio, professional sound and home audio/theater applications.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and future financial performance, and are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, which variances may have a material adverse effect on the Company.  Among the factors that could cause actual results to differ materially are the following: the adverse effect of reduced discretionary consumer spending; competitive factors; dependence on a significant customer; potential fluctuations in quarterly results and seasonality; fixed operating expenses relative to revenues; the need for the introduction of new products and product enhancements; dependence on suppliers; control by current shareholders; high inventory requirements; business conditions in international markets; the Company’s dependence on key employees; the need to protect intellectual property; environmental regulation; and the limited trading volume of the Company’s common stock, as well as other factors discussed in Exhibit 99.1 to the Phoenix Gold International, Inc. Annual Report on Form 10-K for the fiscal year ended September 28, 2003, which is hereby incorporated by reference.  Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements.  The Company does not intend to update its forward-looking statements.

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